Exhibit 99.1

Inventergy Announces Operational Restructuring of its Product Businesses Designed to Improve Margins, Cash Flow and Earnings Growth

- Product Subsidiary anticipated to be Profitable and Cash Positive in Q2 2015

CAMPBELL, CA—March 17, 2015 - Inventergy Global, Inc. (NASDAQ: INVT) ("Inventergy"), today announced operational restructuring and process improvements for the product-based businesses of its wholly-owned subsidiary, eOn Communications Systems, Inc. (“ECS”), to strategically position the company to increase earnings, reduce costs, improve cash flow and build shareholder value. ECS is managed by its President Stephen Swartz.

The ECS business has three product/service lines:

a) A royalty bearing agreement with a third party for use of a private branch exchange (PBX) business which they had purchased from Inventergy’s predecessor eOn Communications Corporation (“ECC”);

b) A valued-added reseller business of biometric security and access control products; and

c) A new business that provides outsourced sales, marketing and technical support services to business partners in the security products and services industry.

Additionally, as part of the reorganization, ECS announced it has terminated a legacy business that provided distribution services of facility security and access control products. Inventergy inherited this business as part of its June 6, 2014 reverse merger with ECC. In 2014, this legacy business had net operating losses of approximately $35,000 per month. Terminating this legacy business and selling off the remaining inventory and accounts receivables also netted approximately $200,000 in cash for Inventergy. The resources from this legacy business have been redeployed to ECS’s biometric security and access control product line. This business has recently completed its value-add product improvements and these products are now ready for shipment. As a result of all of these changes, Inventergy expects the ECS subsidiary to be profitable and cash positive in Q2 2015.

Joe Beyers, Chairman and CEO of Inventergy, said, “We believe the restructuring of ECS supports our corporate growth strategy and enhances Inventergy’s business by adding additional revenue streams to our core licensing programs. Stephen Swartz has been instrumental in turning ECS into a business with increased operational profit potential. With Stephen at the helm of ECS, it allows the Inventergy management team to focus our energies on driving our core patent licensing, monetization and patent asset acquisition initiatives.”

About Inventergy Global, Inc.

Inventergy Global, Inc. is Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy Global, visit www.inventergy.com.

About eOn Communications Systems, Inc.

eOn Communications Systems, Inc. is a wholly owned subsidiary of Inventergy Global, Inc. It has a branch office located in Corinth, Mississippi and is headed by Stephen Swartz, the former Principal Executive Officer of eOn Communications Corporation and is engaged in the sale and support of security related products and services.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Inventergy and our management team, are inherently uncertain. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further investor and media information, contact:

Robert Haag

Managing Partner

IRTH Communications

invt@irthcommunications.com

1-866-976-4784